EXHIBIT 99.1

                                                                       newsrelease
CTS CORPORATION  Elkhart, Indiana 46514      (574) 523-3800

                                   April 28, 2009
FOR RELEASE:  Immediately

CTS ANNOUNCES FIRST QUARTER 2009 RESULTS

Elkhart, IN…CTS Corporation (NYSE: CTS) today announced first quarter 2009 revenues of $118.1 million, compared to $172.8 million in the same period last year, reflecting the impact of the global recession. The adjusted net loss in the first quarter 2009, which excludes charges for restructuring and non-cash goodwill impairment, was $1.1 million, or $0.03 per diluted share, which compared to net earnings of $6.3 million, or $0.18 per diluted share, in the same period last year. The GAAP net loss in the first quarter 2009, which includes $2.2 million of restructuring charges and $33.2 million of non-cash charges for goodwill impairment, was $35.6 million, or $1.06 per diluted share.

The previously announced restructuring actions taken in the first quarter are projected to save approximately $5 million annually with an expected payback of less than six months.  The first quarter results benefited from the restructuring actions taken in the second half of last year through the first quarter of 2009.  With global headcount reduced by approximately 20%, the Company’s cost structure has been permanently reduced by approximately $15 million. In addition, certain temporary actions were implemented during the first quarter of 2009, including a worldwide salary freeze, suspension of the Company’s 401(K) match, temporary reductions in salaries and implementation of furlough programs to align labor costs with lower production volumes. As a result, the adjusted $0.03 loss per diluted share compares favorably to expectations.

As a result of the broad-based global declines in the stock market, there was a significant decrease in the Company’s market capitalization during the first quarter 2009.  Accordingly, the Company impaired its goodwill resulting in a non-cash charge of $33.2 million, or $0.98 per diluted share.  This charge does not impact the Company’s current or future cash flows, liquidity or its debt covenants.

Despite the adverse global economic environment, CTS’ pace of new business wins was encouraging during the first quarter 2009. Revenues from these wins exceed $80 million over their program lives. Within the Components and Sensors segment, new business awards included pedal module business for sub-compact vehicles, smart actuators and sensors for diesel engine applications, turbocharger sensors for European markets, piezoceramics for medical ultrasound and mini-joysticks for wireless cell phone gaming. Within EMS, new business wins included encrypted electronics for security systems and complex controls for the A3 Bradley Vehicle.

Components and Sensors segment sales decreased 46% from the same period last year, impacted primarily by declines in North American light vehicle production of over 50% during the first quarter of 2009 compared to the same period last year.  While sales of electronic component products have decreased year-over-year reflecting overall market softness, the Company’s diversification efforts have resulted in improved sales into Asia.

EMS sales decreased 20% from the same period last year, reflecting previously announced planned end-of-life sales reductions to Hewlett-Packard. However, sales into targeted markets have shown strength, as sales in defense and aerospace and medical markets improved double-digit year-over-year.  In addition, the favorable sales mix combined with cost improvements resulted in improved profitability in this segment.

Cash flow used in operations was $4.0 million, $1.5 million favorable from the same period last year. Capital expenditures of $1.4 million were $2.1 million lower than the same period last year.

Commenting on first quarter results, Vinod M. Khilnani, CTS President and Chief Executive Officer, stated, “Although customer demand decreased significantly due to the global recession, new business wins and design activity remained strong.  As a result of taking proactive actions that have significantly reduced the Company’s cost structure and cash flow needs, CTS is expecting to emerge from the recession as a leaner and more profitable company to better serve its customers and enhance shareholder value.”

With the uncertainty of market conditions and very limited visibility by customers in the current environment, no specific sales and earnings guidance is being provided at this time.  However, management continues to take actions designed to keep CTS profitable on a full-year adjusted basis in 2009 and expects to generate positive free cash flow for the year.

SEGMENT INFORMATION

(Dollars in millions)

	First Quarter		First Quarter		Fourth Quarter
	2009		2008		2008
		Segment		Segment		Segment
	Net	Operating	Net	Operating	Net	Operating
	Sales	(Loss) / Earnings	Sales	Earnings	Sales	Earnings

Components and Sensors	$42.3	$(3.4)	$77.8	$6.8	$58.0	$1.9
Electronics Manufacturing Services (EMS)	75.8	3.3	95.0	2.0	104.8	4.0
Segment Operating (Loss) / Earnings		(0.1)		8.8		5.9
Expenses not allocated to business segments:
- Restructuring and related charges		(2.2)		(0.4)		(2.1)
- Goodwill impairment		(33.2)
Total	$118.1	$(35.5)	$172.8	$8.4	$162.8	$3.8

Components & Sensors: Components and Sensors first quarter 2009 sales decreased $35.5 million, or 46%, from the first quarter of 2008.  The sales decline was primarily related to lower sales of automotive sensor and actuator products, with declines in sales of electronic component products. Segment operating loss of $3.4 million was unfavorable to the first quarter of 2008 due to lower volumes, partially offset by reduced operating expenses.

Components and Sensors sales decreased $15.7 million, or 27%, from the fourth quarter of 2008 reflecting lower automotive sensor and actuator product and electronic component product demand. Segment operating earnings decreased $5.3 million primarily due to lower sales volume.

EMS: EMS sales decreased $19.1 million, or 20%, from the first quarter of 2008 reflecting lower sales in the computer, industrial and communications markets, partially offset by increased sales in the defense and aerospace and medical markets.  Despite lower sales, segment operating earnings improved $1.2 million from the first quarter of 2008, primarily as a result of cost control.  Operating earnings, as a percent of sales, were 4% in the first quarter of 2009 compared to 2% in the first quarter of 2008.

EMS sales decreased $29.0 million, or 28%, from the fourth quarter 2008, primarily from decreased demand in the communications and industrial markets. Sales in medical and defense and aerospace markets declined slightly. Segment operating earnings of $3.3 million decreased $0.7 million primarily due to lower volumes, partially offset by cost control.

Conference Call
As previously announced, the Company has scheduled a conference call on Wednesday, April 29, 2009 at 11:00 a.m. EDT. Those interested in participating may dial 800-230-1085 (612-234-9960, if calling from outside the U.S.). No access code is needed. There will be a replay of the conference call available from 1:30 p.m. EDT on Wednesday, April 29, 2009, through 11:59 p.m. EDT on Wednesday, May 6, 2009. The telephone number for the replay is 800-475-6701 (320-365-3844, if calling from outside the U.S.). The access code is 995978. There will also be a live audio webcast of the conference call which can be accessed directly from the Web sites of CTS Corporation (www.ctscorp.com), StreetEvents (www.StreetEvents.com), Netscape (www.netscape.com), Compuserve (www.compuserve.com) and others. AOL subscribers will have access through the Personal Finance section of AOL.

About CTS
CTS is a leading designer and manufacturer of electronic components and sensors and a provider of electronics manufacturing services (EMS) to OEMs in the automotive, computer, communications, medical, defense and aerospace and industrial markets. CTS manufactures products in North America, Europe and Asia. CTS' stock is traded on the NYSE under the ticker symbol "CTS.”  To find out more, visit the CTS Web site at www.ctscorp.com.

Safe Harbor Statement
This press release contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events and any other statements that are not based solely on historical fact. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements, including, without limitation: changes in the economy generally and in respect to the businesses in which CTS operates, including those resulting from the current global financial and credit crisis; pricing pressures and reduction in demand for CTS’ products, especially if economic conditions do not recover or continue to worsen in CTS’ served markets, including but not limited to: the automotive, computer equipment or communications markets; disruption, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged by CTS and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability or ongoing viability; the Company’s successful execution of restructurings and profit improvement plans; risks associated with CTS’ international operations, including trade and tariff barriers; currency fluctuations and their effects on our results of operations and financial position; changes in performance of equity and debt markets that could affect the valuation of the assets in CTS’ pension plans and the accounting for pension assets, liabilities and expenses; political and geopolitical risks; rapid technological change in the automotive, communications and computer industries; reliance on key customers; and CTS’ ability to protect its intellectual property. For more detailed information on the risks and uncertainties associated with CTS’ business, see the reports CTS files with the SEC, available at http://www.ctscorp.com/investor_relations/investor.htm. CTS undertakes no obligation to publicly update its forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact:                 Donna L. Belusar, Senior Vice President and Chief Financial Officer, or
Mitchell J. Walorski, Director Planning and Investor Relations
CTS Corporation, 905 West Boulevard North, Elkhart, IN 46514
Telephone (574) 523-3800  FAX (574) 293-6146

CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) EARNINGS - UNAUDITED
(In thousands, except per share amounts)

	Three Months Ended
	March 29,	March 30,
	2009	2008*

Net sales	$118,131	$172,755

Costs and expenses:
Cost of goods sold	98,302	138,931
Selling, general and administrative expenses	16,620	20,976
Research and development expenses	3,353	4,317
Restructuring and impairment charges	2,243	150
Goodwill impairment	33,153	-

Operating (loss) / earnings	(35,540)	8,381

Other (expense) / income:
Interest expense	(888)	(1,678)
Other	(251)	1,225
Total other expense	(1,139)	(453)

(Loss) / earnings before income taxes	(36,679)	7,928

Income tax (benefit) / expense	(1,030)	1,631

Net (loss) / earnings	$(35,649)	$6,297

Net (loss) / earnings per share:
Basic	$(1.06)	$0.19

Diluted	$(1.06)	$0.18

Cash dividends declared per share	$0.03	$0.03

Average common shares outstanding:
Basic	33,744	33,845

Diluted	33,744	38,335

*The Statement of Earnings at March 30, 2008 was adjusted from the previously filed 10-Q to comply with the provisions of FASB Staff Position No. APB 14-1,“Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”

CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) EARNINGS - AS ADJUSTED (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended
	March 29,	March 30,
	2009	2008*
	Adjusted	Adjusted

Net sales	$ 118,131	$ 172,755

Costs and expenses:
Cost of goods sold	98,302	138,931
Selling, general and administrative expenses	16,620	20,976
Research and development expenses	3,353	4,317
Restructuring and impairment charges	-	150
Goodwill impairment	-	-

Adjusted operating (loss) / earnings	(144)	8,381

Other (expense) / income:
Interest expense	(888)	(1,678)
Other	(251)	1,225
Total other expense	(1,139)	(453)

Adjusted (loss) / earnings before income taxes	(1,283)	7,928

Adjusted income tax (benefit) / expense	(152)	1,631

Adjusted net (loss) / earnings	$ (1,131)	$ 6,297

Adjusted net (loss) / earnings per share:
Basic	$ (0.03)	$ 0.19
	-
Diluted	$ (0.03)	$ 0.18

Cash dividends declared per share	$ 0.03	$ 0.03

Average common shares outstanding:
Basic	33,744	33,845

Diluted	33,744	38,335

*The Statement of Earnings at March 30, 2008 was adjusted from the previously filed 10-Q to comply with the provisions of FASB Staff Position No. APB 14-1,“Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”

See reconciliation and explanation of net (loss) / earnings to adjusted net (loss) / earnings attached.

CTS Corporation and Subsidiaries
Condensed Consolidated Balance Sheets - Unaudited
(In thousands of dollars)

	March 29,	December 31,
	2009	2008*

Cash and cash equivalents	$44,622	$44,628
Accounts receivable, net	76,661	94,175
Inventories, net	70,218	70,867
Other current assets	17,285	16,172
Total current assets	208,786	225,842

Property, plant & equipment, net	87,728	90,756
Other assets	139,146	171,844

Total Assets	$435,660	$488,442

Notes payable and current portion
of long-term debt	$197	$-
Accounts payable	53,428	71,285
Other accrued liabilities	36,402	41,956
Total current liabilities	90,027	113,241

Long-term debt	85,864	79,988
Other obligations	17,201	17,740
Shareholders' equity	242,568	277,473

Total Liabilities and
Shareholders' Equity	$435,660	$488,442

*The Balance Sheet at December 31, 2008 was adjusted from the previously filed 10-Q to comply with the provisions of FASB Staff Position No. APB 14-1,“Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”

CTS CORPORATION AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATION

Adjusted Loss Per Share

The following table reconciles diluted loss per share to adjusted diluted loss per share for the Company:

Three Months Ended
March 29,
2009

Diluted loss per share	$ (1.06)
Tax affected charges to reported diluted
loss per share:
Restructuring charge	0.05
Goodwill impairment	0.98
Adjusted diluted loss per share	$ (0.03)

Adjusted diluted loss per share is a non-GAAP financial measure. The most directly comparable GAAP financial measure is diluted loss per share. CTS calculates adjusted diluted loss per share to exclude the per share impact of restructuring and goodwill impairment charges. We exclude the impact of these items because they are discrete events which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance. CTS used adjusted diluted loss per share measures to evaluate overall performance, establish plans and perform strategic analysis. Using adjusted diluted loss per share measures avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance. Because adjusted diluted loss per share measures are based on the exclusion of specific items, they may not be comparable to measures used by other companies which have similar titles. CTS' management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies. CTS believes that adjusted diluted loss per share measures are useful to its management, investors and stakeholders in that they:

- provide a truer measure of CTS' operating performance,
- reflect the results used by management in making decisions about the business, and
- help review and project CTS' performance over time.

We recommend that investors consider both actual and adjusted diluted loss per share measures in evaluating the performance of CTS with peer companies.

Segment Operating (Loss) / Earnings

Segment operating (loss) / earnings is a non-GAAP financial measure outside the context of the FAS 131 required reconciliation in the notes to the Company's financial statements.  The most comparable GAAP term is operating (loss) / earnings.  Segment operating (loss) / earnings always exclude the effects of charges for restructuring and goodwill impairment when they are incurred by the Company.  Segment operating (loss) / earnings exclude interest expense, and other non-operating income and income taxes according to how a particular segment is measured.  CTS' management provides the segment operating (loss) / earnings measure to provide consistency between segment information in its earnings release and the business segment discussion in the notes to its financial statements.

Free Cash Flow

Free cash flow is a non-GAAP financial measure which CTS defines as net cash provided by operations less capital expenditures.  The most directly comparable GAAP measure is net cash provided by operations.  CTS' management uses free cash flow to evaluate financial performance and in strategic planning, specifically, for investing and financing decisions.  CTS' management believes free cash flow is a useful measure because it reflects the performance of its overall operations more accurately than net cash provided by operations and because it provides investors with the same results that management used as the basis for making decisions about the business.  Free cash flow is not an indicator of residual cash available for discretionary spending, because it does not take into account mandatory debt service or other non-discretionary spending requirements which are not deducted in the calculation of free cash flow.  CTS' management takes these limitations into account when using free cash flow to make investing

CTS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) EARNINGS - UNAUDITED TO CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) EARNINGS - AS ADJUSTED (UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended			Three Months Ended	Three Months Ended			Three Months Ended
	March 29,			March 29,	March 30,			March 30,
	2009	Adjustments	Note	2009	2008	Adjustments	Note	2008
	(GAAP)			Adjusted	(GAAP)			Adjusted

Net sales	$118,131			$118,131	$172,755			$172,755

Costs and expenses:
Cost of goods sold	98,302			98,302	138,931			138,931
Selling, general and administrative expenses	16,620			16,620	20,976			20,976
Research and development expenses	3,353			3,353	4,317			4,317
Restructuring and impairment charges	2,243	(2,243)	A	-	150			150
Goodwill Impairment	33,153	(33,153)	B	-	-			-

Operating (loss) / earnings	(35,540)	35,396		(144)	8,381			8,381

Other (expense) / income:
Interest expense	(888)			(888)	(1,678)			(1,678)
Other	(251)			(251)	1,225			1,225
Total other expense	(1,139)			(1,139)	(453)			(453)

(Loss) / earnings before income taxes	(36,679)	35,396		(1,283)	7,928			7,928

Income tax (benefit) / expense	(1,030)	(878)		(152)	1,631			1,631

Net (loss) / earnings	$(35,649)	$34,518		$(1,131)	$6,297			$6,297

Net (loss) / earnings per share:
Basic	$(1.06)	$1.03		$(0.03)	$0.19			$0.19
				-				-
Diluted	$(1.06)	$1.03		$(0.03)	$0.18			$0.18

Cash dividends declared per share	$0.03			$0.03	$0.03			$0.03

Average common shares outstanding:
Basic	33,744			33,744	33,845			33,845

Diluted	33,744			33,744	38,335			38,335

Notes:
A.	This adjustment pertains to restructuring charges that occurred in the first quarter of 2009 as a result of a company-wide restructuring plan.

B.	This adjustment pertains to the impairment of the carrying value of goodwill.